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                                                                   EXHIBIT 23.07

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of AT&T Corp. of our report on the financial statements of Star Digitel Limited, dated April 3, 1998 (except with respect to the matters discussed in Note 21(c), (d), (e), (f), (g), (h), (i) and
(j), as to which the date is March 22, 1999), included in the Form 10-K of Vanguard Cellular Systems, Inc. for the year ended December 31, 1997 (as amended) and to all references to our firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN & CO.
                                          Arthur Andersen & Co.

Hong Kong
March 22, 1999